Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Darren Daugherty Investor Relations (212) 521-2788 Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION TO ACQUIRE PERMIAN, MICHIGAN AND ALABAMA
NATURAL GAS EXPLORATION AND PRODUCTION OPERATIONS FROM
DOMINION FOR $4 BILLION

NEW YORK, June 4, 2007 -- Loews Corporation (NYSE: LTR) today announced that it has agreed to purchase natural gas exploration and production assets in Texas, Michigan and Alabama from Dominion Resources (NYSE: D) for $4.025 billion in cash, subject to adjustment.

The primary properties being acquired are located in the Permian Basin in Texas, the Antrim Shale in Michigan and the Black Warrior Basin in Alabama, with estimated proved reserves totaling approximately 2.5 trillion cubic feet equivalent. These properties produce predominantly natural gas and are characterized by long reserve lives and high well completion success rates.

“These long-lived and low-risk natural gas producing assets represent an excellent platform for Loews to enter the exploration and production business,” said James Tisch, Chief Executive Officer of Loews. “We have a favorable long-term view of natural gas pricing in the US and believe natural gas will increasingly be the fuel of choice in the future.”

“The new company will be led by Timothy Parker, currently Dominion E&P’s Senior Vice President of Exploration and Production, together with an experienced and well-regarded team,” Mr. Tisch continued. “We are pleased to welcome Tim and his colleagues to Loews as part of our newest subsidiary.”

Closing is expected to occur during the third quarter of 2007 and is subject to customary conditions.

Analyst Conference Call on Monday, June 4 at 11:00 a.m. EDT

Loews will hold a conference call on Monday, June 4, 2007 at 11:00 a.m. EDT to discuss the planned acquisition. A live webcast of this conference call will be available online at the Loews website (www.loews.com). Those interested in participating in the question and answer portion of the conference call should dial 877-692-2592, or for international callers, 973-582-2757. The conference ID number is 8880193.

Following the call, a replay will be available at www.loews.com or by dialing 877-519-4471, or for international callers, 973-341-3080. The telephone replay will be available through June 11, 2007.

About Loews

Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA); Lorillard, Inc.; Boardwalk Pipeline Partners, LP (NYSE: BWP); Diamond Offshore Drilling, Inc. (NYSE: DO); Loews Hotels; and Bulova Corporation.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected.

Important risk factors that could cause actual results to differ include, but are not limited to: completion of the acquisition; future changes in the price of domestic natural gas, including changes resulting from fluctuations in demand or supply, such as increased supplies of imported liquefied natural gas or supply disruptions resulting from catastrophes or economic or political changes in producing regions; the accuracy of reserve estimates; the Company’s ability to successfully operate the acquired business as a stand-alone company, including the ability to attract and retain qualified management and other employees; and other external factors over which the Company has no control. A discussion of the additional risk factors that could impact the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements.

Loews Corporation expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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